FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470
Investor Relations Aly Noormohamed, (972) 673-6050

DR PEPPER SNAPPLE GROUP DECLARES QUARTERLY DIVIDEND

Plano, TX, August 11, 2010 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that its Board of Directors declared a quarterly dividend of $0.25 per share on the company’s common stock. The dividend is payable in U.S. dollars on October 8, 2010, to shareholders of record on September 20, 2010.

About Dr Pepper Snapple
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

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